                                                                    EXHIBIT 23.1

            Consent of Independent Registered Public Accounting Firm


We hereby consent to the incorporation of our report dated April 23, 2004 on the financial statements of Enersyst Development Center, L.L.C. as of December 31, 2003 and for the year then ended, included in this Form 8-K/A (Amendment No. 1) into TurboChef Technologies, Inc.'s previously filed Registration Statements on Form S-8, File No.'s 333-81571, 333-76662 and 333-116225, and Form S-3, File No.
333-82518.


/s/ Whitley Penn

Dallas, Texas
June 25, 2004